Wiley Reports First Quarter 2025 Results

September 5, 2024 - Hoboken, NJ – Wiley (NYSE: WLY), a trusted leader in research and learning, today reported results for the first quarter ended July 31, 2024.

HIGHLIGHTS
•Strong year-over-year financial performance driven by solid growth in Research Publishing, AI-related demand for Learning content, and continued execution of the Value Creation Plan
•Third and final divestiture closed and remainder of $130 million cost savings program actioned
•Second GenAI content rights project executed with large tech company

FIRST QUARTER PERFORMANCE
•GAAP Results (including Held for Sale or Sold businesses): Revenue of $404 million (-10%), Operating Income of $29 million (+$45 million), and EPS loss of ($0.03) (+$1.64).
•Adjusted Results at Constant Currency (excluding Held for Sale or Sold businesses, restructuring costs and other adjusted items): Revenue of $390 million (+6%), Adjusted EBITDA of $73 million (+22%), and Adjusted EPS of $0.47 (+74%).

MANAGEMENT COMMENTARY
“The Wiley leadership team and I are pleased with how we started the year, as measured by both our performance indicators and financial results,” said Matthew Kissner, Wiley President and CEO. “Research delivered solid growth driven by robust demand to publish in our journals and execution of our publishing and go-to-market strategies. Learning delivered strong growth as it sees continued demand for its authoritative content in training GenAI models and core growth in Academic. Finally, we closed our third and final divestiture and actioned the remainder of our $130 million cost savings program, positioning us for further performance and profit improvement.”

Research
•Revenue of $265 million was up 3% as reported and at constant currency, mainly due to growth in open access and institutional licensing models in Research Publishing.
•Adjusted EBITDA of $78 million was up 1% as reported and at constant currency due to revenue performance largely offset by the timing of employee benefit costs related to higher incentive compensation and investments in technology. Adjusted EBITDA margin for the quarter was 29.3% compared to 29.8% in the prior year period.

Learning
•Revenue of $124 million was up 14% as reported and at constant currency driven by a $16 million Q1 contribution from an executed $21 million content rights project for training GenAI models and continued growth in Academic courseware, offsetting moderate declines in Professional. Excluding the GenAI project, Q1 Learning revenue declined 1%.
•Adjusted EBITDA of $34 million was up 60% as reported and at constant currency mainly due to the GenAI content rights project. Adjusted EBITDA margin for the quarter was 27.2% compared to 19.4% in the prior year period.

Corporate Expense Category
•Adjusted Corporate Expenses of $39 million on an Adjusted EBITDA basis was 2% higher at reported and at constant currency, primarily due to higher tech expenses.

Businesses Held for Sale or Sold (HFS)
Our Held for Sale or Sold segment reflects the performance of those businesses for the periods owned. Wiley University Services was completed on January 1, 2024. The sale of Wiley Edge, with the exception of its India operation, was completed on May 31, 2024. The sale of Wiley Edge's India operation was completed on August 31, 2024. The sale of CrossKnowledge was also completed on August 31, 2024.

EPS
•GAAP EPS loss was ($0.03) compared to ($1.67) in the prior year period. The quarterly loss was primarily due to a non-cash income tax adjustment as a consequence of the US valuation allowance related to our divested businesses (see accompanying EPS reconciliation table for more information), as well as restructuring charges and foregone net income from Businesses Sold or Held for Sale. The year over year variance is primarily due to favorability compared to prior year impairments, restructuring charges, and losses on the sale of businesses, partially offset by the current quarter tax adjustment.
•Adjusted EPS of $0.47 was up 74% at constant currency due to higher Adjusted Operating Income and accrued interest income from divestitures.

Balance Sheet, Cash Flow, and Capital Allocation
•Net Debt-to-EBITDA Ratio (Trailing Twelve Months) at quarter end was 2.0 compared to 1.9 in the year-ago period.
•Net Cash Used in Operating Activities was $89 million compared to $82 million in the prior year period with higher annual incentive compensation payments for prior year performance offsetting higher cash earnings. Note, Wiley’s regular use of cash in the first half of the fiscal year is driven by the timing of cash collections for annual journal subscriptions, which are concentrated in Q3 and Q4.
•Free Cash Flow less Product Development Spending was a use of $107 million compared to a use of $106 million in the prior year, with higher annual incentive compensation payments for prior year performance offsetting higher cash earnings and lower capex. Capex of $18 million was below prior year by $6 million due to timing. Note, Wiley does not provide an adjusted Free Cash Flow metric; results include held for sale or sold businesses.
•Returns to Shareholders: Wiley allocated $32 million toward dividends and share repurchases, up from $29 million in the prior year, with $13 million used to acquire 295 thousand shares at an average cost per share of $42.34. In June 2024, Wiley raised its dividend for the 31st consecutive year.

FISCAL YEAR 2025 GROWTH OUTLOOK
Wiley is reaffirming its Fiscal 2025 growth outlook. Wiley’s revenue outlook is driven by favorable demand trends and strong performance indicators. Wiley’s earnings outlook is driven by expected revenue growth and cost savings, while reflecting reinvestments to scale and optimize Research, modernize infrastructure and expand GenAI content licensing and capabilities. Wiley’s cash flow outlook is driven by lower restructuring payments and favorable working capital partially offset by higher capex and a year-over-year swing in incentive compensation payments. The Company expects capex of $130 million compared to $93 million in Fiscal 2024 driven by the acceleration of its Research Publishing platform work and infrastructure modernization.

Metric ($millions, except EPS)	Fiscal 2024 Results Ex-Divestitures	Fiscal 2025 Outlook Ex-Divestitures
Adj. Revenue*	$1,617	$1,650 to $1,690
Research	$1,043	Low to mid-single digit growth
Learning	$574	Low-single digit growth
Adj. EBITDA*	$369	$385 to $410
Adj. EPS*	$2.78	$3.25 to $3.60
Free Cash Flow	$114	Approx. $125
*Excludes held for sale or sold businesses

The Company remains on track with its Fiscal 2026 targets.

EARNINGS CONFERENCE CALL
Scheduled for today, September 5 at 10:00 am (ET). Access webcast at Investor Relations at investors.wiley.com, or directly at https://events.q4inc.com/attendee/543994488. U.S. callers, please dial (888) 210-3346 and enter the participant code 2521217#. International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley (NYSE: WLY) is one of the world’s largest publishers and a trusted leader in research and learning. Our industry-leading content, services, platforms, and knowledge networks are tailored to meet the evolving needs of our customers and partners, including researchers, students, instructors, professionals, institutions, and corporations. We enable knowledge-seekers to transform today’s biggest obstacles into tomorrow’s brightest opportunities. For more than two centuries, Wiley has been delivering on its timeless mission to unlock human potential. Visit us at Wiley.com. Follow us on Facebook, Twitter, LinkedIn and Instagram.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Income Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” “Adjusted Revenue,” and results on a Constant Currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2025 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2025 in connection with our multiyear Global Restructuring Program and planned and completed dispositions; (xi) the possibility that the divestitures will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to planned dispositions; (xii) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xiii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiv) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xv) other factors detailed from time to time in our filings with the SEC. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

CATEGORY: EARNINGS RELEASES

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended July 31,
	2024	2023
Revenue, net	$403,809	$451,013
Costs and expenses:
Cost of sales	109,220	157,101
Operating and administrative expenses	248,819	255,801
Impairment of goodwill (3)	—	26,695
Restructuring and related charges	3,870	12,123
Amortization of intangible assets	12,927	15,648
Total costs and expenses	374,836	467,368

Operating income (loss)	28,973	(16,355)
As a % of revenue	7.2%	-3.6%

Interest expense	(12,787)	(11,334)
Foreign exchange transaction gains (losses)	234	(1,620)
Gains (losses) on sale of businesses and impairment charges related to assets held-for-sale (3)	5,801	(75,929)
Other income (expense), net	782	(1,485)

Income (loss) before taxes	23,003	(106,723)

Provision (benefit) for income taxes	24,439	(14,459)
Effective tax rate	106.2%	13.5%
Net loss	$(1,436)	$(92,264)
As a % of revenue	-0.4%	-20.5%

Loss per share
Basic	$(0.03)	$(1.67)
Diluted (4)	$(0.03)	$(1.67)

Weighted average number of common shares outstanding
Basic	54,377	55,270
Diluted (4)	54,377	55,270

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) As previously announced in fiscal year 2024, we executed a plan to divest non-core businesses, including University Services, Wiley Edge, and CrossKnowledge. These three businesses met the held-for-sale criteria starting in the first quarter of fiscal year 2024. We measured each disposal group at the lower of carrying value or fair value less costs to sell prior to its disposition.

On May 31, 2024, we completed the sale of Wiley Edge, with the exception of its India operations. The sale of Wiley Edge's India operation closed on August 31, 2024. The pretax loss was $19.6 million. In connection with the held-for-sale classification, we recognized cumulative impairment charges of $19.4 million in the year ended April 30, 2024.

On January 1, 2024 we completed the sale of University Services. In the three months ended July 31, 2024, there was a reduction in the pretax loss on the sale of University Services previously in our Held for Sale or Sold segment due to third-party customer consents and working capital adjustments of $1.5 million that occurred in the first quarter of fiscal year 2025. In the three months ended July 31, 2024, there was a reduction in the pretax loss on the sale of our Tuition Manager business previously in our Held for Sale or Sold segment due to a selling price adjustment for cash received after the closing.

As of July 31, 2024, Wiley Edge's India operation and CrossKnowledge continue to be reported as held-for-sale and we measured each business at the lower of carrying value or fair value less costs to sell. We recorded pretax impairment charges in the three months ended July 31, 2024 and 2023 related to CrossKnowledge. On August 2, 2024 we entered into an agreement to sell our CrossKnowledge business, which closed on August 31, 2024.

In fiscal year 2024, we reorganized our segments and recorded pretax noncash goodwill impairments of $26.7 million which included $11.4 million related to University Services and $15.3 million related to CrossKnowledge.

	Three Months Ended July 31,
	2024	2023
Wiley Edge	$(168)	$—
University Services	1,489	(40,659)
Tuition Manager	120	(2,068)
CrossKnowledge	4,360	(33,202)
Gains (losses) on sale of businesses and impairment charges related to assets held-for-sale	$5,801	$(75,929)

(4) In calculating diluted net loss per common share for the three months ended July 31, 2024 and 2023, our diluted weighted average number of common shares outstanding excludes the effect of unvested restricted stock units and other stock awards as the effect was antidilutive. This occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP Loss per Share to Non-GAAP Adjusted EPS
	Three Months Ended July 31,
	2024	2023
US GAAP Loss Per Share - Diluted	$(0.03)	$(1.67)
Adjustments:
Impairment of goodwill	—	0.43
Restructuring and related charges	0.06	0.16
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	(0.05)	—
Amortization of acquired intangible assets (4)	0.20	0.23
(Gains) losses on sale of businesses and impairment charges related to assets held-for-sale (5)	(0.09)	1.17
Held for Sale or Sold segment Adjusted Net Loss (Income) (5)	0.04	(0.07)
Income tax adjustments	0.33	—
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation (6)	0.01	0.02
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.47	$0.27

Reconciliation of US GAAP Income (Loss) Before Taxes to Non-GAAP Adjusted Income Before Taxes
(amounts in thousands)	Three Months Ended July 31,
	2024	2023
US GAAP Income (Loss) Before Taxes	$23,003	$(106,723)
Pretax Impact of Adjustments:
Impairment of goodwill	—	26,695
Restructuring and related charges	3,870	12,123
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	(2,591)	(6)
Amortization of acquired intangible assets (4)	12,969	16,668
(Gains) losses on sale of businesses and impairment charges related to assets held-for-sale (5)	(5,801)	75,929
Held for Sale or Sold segment Adjusted Loss (Income) Before Taxes (5)	2,519	(5,034)
Non-GAAP Adjusted Income Before Taxes	$33,969	$19,652

Reconciliation of US GAAP Income Tax Provision (Benefit) to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision (Benefit)	$24,439	$(14,459)
Income Tax Impact of Adjustments (7)
Impairment of goodwill	—	2,697
Restructuring and related charges	749	2,936
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	(390)	(34)
Amortization of acquired intangible assets (4)	1,809	3,873
(Gains) losses on sale of businesses and impairment charges related to assets held-for-sale (5)	(925)	10,660
Held for Sale or Sold segment Adjusted Tax Benefit (Provision) (5)	372	(996)
Income Tax Adjustments
Impact of valuation allowance on the US GAAP effective tax rate (8)	(18,030)	—
Non-GAAP Adjusted Income Tax Provision	$8,024	$4,677

US GAAP Effective Tax Rate	106.2%	13.5%
Non-GAAP Adjusted Effective Tax Rate	23.6%	23.8%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. In the three months ended July 31, 2024 and 2023, we wrote off an additional $0.5 million and $0.9 million, respectively, of cumulative translation adjustments in earnings. This amount is reflected in Foreign exchange transaction gains (losses) on our Condensed Consolidated Statements of Net Loss.

(4) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Loss. It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net Loss.

(5) On May 31, 2024, we completed the sale of Wiley Edge, which resulted in a pretax loss of $19.6 million (net of tax loss of $20.4 million). Prior to the disposition, in fiscal year 2024 we had recorded a held-for-sale impairment of $19.4 million for Wiley Edge. This resulted in an additional loss of $0.2 million in the three months ended July 31, 2024. In the three months ended July 31, 2024, there was a reduction in the pretax loss on the sale of University Services of approximately $1.5 million, which resulted in a total pretax loss of $105.6 million (net of tax loss of $79.4 million). In the three months ended July 31, 2024, there was a reduction in the pretax loss on the sale of our Tuition Manager business of approximately $0.1 million, which resulted in a total net pretax loss of $1.4 million (net of tax loss of $1.0 million).

CrossKnowledge continues to be reported as held-for-sale, and we measured the business at the lower of carrying value or fair value less costs to sell. In the three months ended July 31, 2024, we reduced the held-for-sale pretax impairment by $4.4 million related to CrossKnowledge.

In the three months ended July 31, 2023, the loss on sale of a business is due to the sale of our Tuition Manager business previously in our Held for Sale or Sold segment, which resulted in a pretax loss of approximately $2.0 million (net of tax loss of $1.6 million). In fiscal year 2024 while University Services, Wiley Edge, and CrossKnowledge continued to be reported as held-for-sale, we measured each business at the lower of carrying value or fair value less cost to sell. We recorded a pretax impairment of $40.6 million for University Services and $33.3 million for CrossKnowledge in the three months ended July 31, 2023.

In addition, our Adjusted EPS excludes the Adjusted Net Income of our Held for Sale or Sold segment.

(6) Represents the impact of using diluted weighted-average number of common shares outstanding (55.0 million and 55.8 million for the three months ended July 31, 2024 and 2023, respectively) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(7) For the three months ended July 31, 2024 and 2023, substantially all of the tax impact was from deferred taxes.

(8) In the three months ended July 31, 2024, there was an $18.0 million impact on the US GAAP effective tax rate due to the valuation allowance on deferred tax assets in the US.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET LOSS TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended July 31,
	2024	2023
Net Loss	$(1,436)	$(92,264)
Interest expense	12,787	11,334
Provision (benefit) for income taxes	24,439	(14,459)
Depreciation and amortization	37,253	43,728
Non-GAAP EBITDA	73,043	(51,661)
Impairment of goodwill	—	26,695
Restructuring and related charges	3,870	12,123
Foreign exchange (gains) losses, including the write off of certain cumulative translation adjustments	(234)	1,620
(Gains) losses on sale of businesses and impairment charges related to assets held-for-sale	(5,801)	75,929
Other (income) expense, net	(782)	1,485
Held for Sale or Sold segment Adjusted EBITDA (2)	2,519	(6,521)
Non-GAAP Adjusted EBITDA	$72,615	$59,670
Adjusted EBITDA Margin	18.6%	16.3%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2) (3)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended July 31,		Favorable (Unfavorable)
	2024	2023	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$230,951	$223,000	4%	4%
Research Solutions	34,358	34,804	-1%	-1%
Total Revenue, net	$265,309	$257,804	3%	3%

Non-GAAP Adjusted Operating Income	$55,216	$53,527	3%	3%
Depreciation and amortization	22,559	23,212	3%	3%
Non-GAAP Adjusted EBITDA	$77,775	$76,739	1%	1%
Adjusted EBITDA margin	29.3%	29.8%

Learning:
Revenue, net
Academic	$59,964	$48,292	24%	24%
Professional	64,350	61,028	5%	5%
Total Revenue, net	$124,314	$109,320	14%	14%

Non-GAAP Adjusted Operating Income	$22,500	$7,626	#	#
Depreciation and amortization	11,294	13,552	17%	17%
Non-GAAP Adjusted EBITDA	$33,794	$21,178	60%	60%
Adjusted EBITDA margin	27.2%	19.4%

Held for Sale or Sold:
Revenue, net	$14,186	$83,889	-83%	-83%

Non-GAAP Adjusted Operating (Loss) Income	$(2,519)	$3,084	#	#
Depreciation and amortization	—	3,437	#	#
Non-GAAP Adjusted EBITDA	$(2,519)	$6,521	#	#
Adjusted EBITDA margin	-17.8%	7.8%

Non-GAAP Adjusted Corporate Expenses	$(42,354)	$(41,774)	-1%	-1%
Depreciation and amortization	3,400	3,527	4%	3%
Non-GAAP Adjusted EBITDA	$(38,954)	$(38,247)	-2%	-2%

Consolidated Results:
Revenue, net	$403,809	$451,013	-10%	-10%
Less: Held for Sale or Sold Segment (3)	(14,186)	(83,889)	-83%	-83%
Adjusted Revenue, net	$389,623	$367,124	6%	6%

Operating Income (Loss)	$28,973	$(16,355)	#	#
Adjustments:
Restructuring charges	3,870	12,123	68%	68%
Impairment of goodwill	—	26,695	#	#
Held for Sale or Sold Segment Adjusted Operating Loss (Income) (3)	2,519	(3,084)	#	#
Non-GAAP Adjusted Operating Income	$35,362	$19,379	82%	83%
Adjusted Operating Income margin	9.1%	5.3%
Depreciation and amortization	37,253	43,728	15%	15%
Less: Held for Sale or Sold Segment depreciation and amortization (3)	—	(3,437)	#	#
Non-GAAP Adjusted EBITDA	$72,615	$59,670	22%	22%
Adjusted EBITDA margin	18.6%	16.3%

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) Our Adjusted Revenue, Adjusted Operating Income and Adjusted EBITDA excludes the impact of our Held for Sale or Sold segment Revenue, Adjusted Operating Income or Loss and Adjusted EBITDA results.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	July 31, 2024	April 30, 2024
Assets:
Current assets
Cash and cash equivalents	$82,545	$83,249
Accounts receivable, net	192,153	224,198
Inventories, net	25,846	26,219
Prepaid expenses and other current assets	87,004	85,954
Current assets held-for-sale (2)	5,282	34,422
Total current assets	392,830	454,042

Technology, property and equipment, net	185,104	192,438
Intangible assets, net	609,224	615,694
Goodwill	1,099,817	1,091,368
Operating lease right-of-use assets	72,424	69,074
Other non-current assets	292,635	283,719
Non-current assets held-for-sale (2)	24	19,160
Total assets	$2,652,058	$2,725,495

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$38,641	$55,659
Accrued royalties	105,063	97,173
Short-term portion of long-term debt	8,750	7,500
Contract liabilities	367,307	483,778
Accrued employment costs	49,039	96,980
Short-term portion of operating lease liabilities	17,647	18,294
Other accrued liabilities	78,241	76,266
Current liabilities held-for-sale (2)	24,103	37,632
Total current liabilities	688,791	873,282
Long-term debt	909,850	767,096
Accrued pension liability	67,850	70,832
Deferred income tax liabilities	97,362	97,186
Operating lease liabilities	91,587	94,386
Other long-term liabilities	76,980	71,760
Long-term liabilities held-for-sale (2)	5,965	11,237
Total liabilities	1,938,385	1,985,779
Shareholders' equity	713,673	739,716
Total liabilities and shareholders' equity	$2,652,058	$2,725,495

Notes:
(1) The supplementary information included in this press release for July 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) As previously announced, we are divesting non-core businesses, including Wiley Edge's India operations and CrossKnowledge. These businesses met the held-for-sale criteria and were measured at the lower of carrying value or fair value less costs to sell. We recorded a pretax impairment of $51.0 million in the three months ended July 31, 2024 related to CrossKnowledge which is recorded as a contra asset account within Current assets held-for-sale and Non-current assets held-for-sale.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,
	2024	2023
Operating activities:
Net loss	$(1,436)	$(92,264)
Impairment of goodwill	—	26,695
(Gains) losses on sale of businesses and impairment charges related to assets held-for-sale	(5,801)	75,929
Amortization of intangible assets	12,927	15,648
Amortization of product development assets	4,476	6,687
Depreciation and amortization of technology, property, and equipment	19,850	21,393
Other noncash charges	20,067	8,753
Net change in operating assets and liabilities	(138,795)	(145,176)
Net cash used in operating activities	(88,712)	(82,335)

Investing activities:
Additions to technology, property, and equipment	(14,502)	(20,086)
Product development spending	(3,351)	(3,747)
Businesses acquired in purchase transactions, net of cash acquired	(915)	(1,500)
Net cash (transferred) proceeds related to the sale of businesses	(6,387)	457
Acquisitions of publication rights and other	1,348	(866)
Net cash used in investing activities	(23,807)	(25,742)

Financing activities:
Net debt borrowings	143,749	145,473
Cash dividends	(19,184)	(19,382)
Purchases of treasury shares	(12,500)	(10,000)
Other	(10,476)	(10,277)
Net cash provided by financing activities	101,589	105,814

Effects of exchange rate changes on cash, cash equivalents and restricted cash	798	2,257

Change in cash, cash equivalents and restricted cash for period	(10,132)	(6)

Cash, cash equivalents and restricted cash - beginning	99,543	107,262
Cash, cash equivalents and restricted cash - ending (2)	$89,411	$107,256

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (3)

	Three Months Ended July 31,
	2024	2023
Net cash used in operating activities	$(88,712)	$(82,335)
Less: Additions to technology, property, and equipment	(14,502)	(20,086)
Less: Product development spending	(3,351)	(3,747)
Free cash flow less product development spending	$(106,565)	$(106,168)

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Cash, cash equivalents and restricted cash as of July 31, 2024 includes held-for-sale cash, cash equivalents and restricted cash of $6.8 million.

(3) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES
In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
•Adjusted Earnings Per Share (Adjusted EPS);
•Free Cash Flow less Product Development Spending;
•Adjusted Revenue;
•Adjusted Operating Income and margin;
•Adjusted Income Before Taxes;
•Adjusted Income Tax Provision;
•Adjusted Effective Tax Rate;
•EBITDA, Adjusted EBITDA and margin;
•Organic revenue; and
•Results on a constant currency basis.
Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.
We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Operating Income. We present both Adjusted Operating Income and Adjusted EBITDA for each of our reportable segments as we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time. It removes the impact of depreciation and amortization expense, as well as presents a consistent basis to evaluate operating profitability and compare our financial performance to that of our peer companies and competitors.
For example:
•Adjusted EPS, Adjusted Revenue, Adjusted Operating Income, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA, and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.
•Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends, and fund share repurchases and acquisitions.
•Results on a constant currency basis remove distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.
In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.
We have not provided our 2025 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.
Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.